EXHIBIT 99.1
Upland Software Reports Fourth Quarter and Full Year 2019 Financial Results
AUSTIN, Texas, February 26, 2020 /Businesswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, today announced financial and operating results for the fourth quarter and full year of 2019 and reaffirmed guidance for its first quarter and full year of 2020.
Fourth Quarter 2019 Financial Highlights
•Total revenue was $66.1 million, an increase of 46% from $45.2 million in the fourth quarter of 2018.
•Subscription and support revenue was $59.1 million, an increase of 41% from $41.8 million in the fourth quarter of 2018.
•GAAP net loss was $19.9 million, or a loss of $0.80 cents per share, compared to a GAAP net income of $1.8 million, or a gain of $0.09 cents per share, in the fourth quarter of 2018, driven by a one-time non-cash tax benefit.
•Adjusted EBITDA was $25.0 million, or 38% of total revenue, an increase of 49% from $16.7 million, or 37% of total revenue, in the fourth quarter of 2018.
•Cash on hand as of the end of the fourth quarter was $175.0 million.
•Our credit facility was expanded to $600 million to provide additional capital for growth.

Full Year 2019 Financial Highlights
•Total revenue was $222.6 million, an increase of 49% from $149.9 million in 2018.
•Subscription and support revenue was $203.9 million, an increase of 49% from $136.6 million in 2018.
•GAAP net loss was $45.4 million, or a loss of $1.96 per share, compared to a GAAP net loss of $10.8 million, or a loss of $0.54 cents per share, in 2018.
•Adjusted EBITDA was $82.5 million, or 37% of total revenue, an increase of 55% from $53.1 million, or 35% of total revenue, in 2018.

“Q4 was an impressive finish to a transformational year marked by strong revenue growth, expanding margins, market leading product innovation, and record acquisition activity,” said Jack McDonald, chairman and CEO of Upland Software. “As our strong guidance indicates, we are positioned for a great 2020 with four compelling enterprise clouds, proven new go-to-market leadership, and a robust acquisition pipeline," he added.

Fourth Quarter Business Highlights
•Posted a strong 97% net dollar retention rate, further evidence that our UplandOne platform continues to drive customer loyalty.
•Expanded 255 existing customer relationships, including 51 major expansions, and added 145 new customer relationships, including 44 major accounts. For the full year 2019, expanded 927 existing customer relationships, including 147 major expansions and added 475 new customer relationships, including 132 major accounts.
•Continued to invest in customer-driven innovation across our four cloud offerings. We added call center and ServiceNow integrations to our Customer Experience Management (CXM) Cloud. We added customer revenue optimization to our Enterprise Sales and Marketing (ESM) Cloud through the acquisition of Altify. Our Project and IT Management (PITM) Cloud added integration to Google cloud usage data to better track cloud vs. on-premise cost structures. We added intelligent capture to our Document Workflow (DW) Cloud to provide an onramp to the cloud for organizations that require flexible deployment solutions.

•Closed two strategic and accretive acquisitions that together added $33 million in total revenue and $15 million in Adjusted EBITDA. After the close of the quarter, closed the acquisition of Localytics, expanding mobile application personalization and analytics solutions within our CXM Cloud.
•Continued to scale our go-to-market capabilities by expanding sales team capacity, and, after the end of the quarter, announcing the appointment of software industry veteran Rod Favaron as President and Chief Commercial Officer, along with a proven team of new executives to lead marketing, customer success, and global account sales.

Business Outlook

For the quarter ending March 31, 2020, Upland expects reported total revenue to be between $62.8 and $65.8 million, including subscription and support revenue between $58.8 and $61.2 million, for growth in recurring revenue of 33% at the mid-point over the quarter-ended March 31, 2019. First quarter 2020 Adjusted EBITDA is expected to be between $23.1 and $24.5 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 34% at the mid-point over the quarter-ended March 31, 2019.

For the full year ending December 31, 2020, Upland expects reported total revenue to be between $269.5 and $281.5 million, including subscription and support revenue between $252.6 and $262.2 million, for growth in recurring revenue of 26% at the mid-point over the year ended December 31, 2019. Full year 2020 Adjusted EBITDA is expected to be between $99.2 and $104.8 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 24% at the mid-point over the year ended December 31, 2019.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 6696654. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in enterprise work management software. Upland provides four enterprise clouds that enable more than one million worldwide users across 9,000 organizations to orchestrate digital customer experiences, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. All of Upland’s clouds are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate (NDRR) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should,"

"would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
833-875-2631

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenue:
Subscription and support	$59,109	$41,776	$203,866	$136,578
Perpetual license	3,531	678	5,738	3,902
Total product revenue	62,640	42,454	209,604	140,480
Professional services	3,426	2,726	13,033	9,405
Total revenue	66,066	45,180	222,637	149,885
Cost of revenue:
Subscription and support	18,891	13,486	61,465	42,881
Professional services	2,182	1,526	7,652	5,708
Total cost of revenue	21,073	15,012	69,117	48,589
Gross profit	44,993	30,168	153,520	101,296
Operating expenses:
Sales and marketing	11,490	5,980	35,170	20,935
Research and development	8,548	5,743	29,388	21,320
Refundable Canadian tax credits	(47)	(2)	(351)	(406)
General and administrative	13,845	8,566	48,077	32,041
Depreciation and amortization	8,455	4,683	25,885	14,272
Acquisition-related expenses	15,213	9,989	39,657	18,728
Total operating expenses	57,504	34,959	177,826	106,890
Loss from operations	(12,511)	(4,791)	(24,306)	(5,594)
Other expense:
Interest expense, net	(6,434)	(4,518)	(22,313)	(13,273)
Loss on debt extinguishment	—	—	(2,317)	—
Other expense, net	(1,559)	(816)	(3,240)	(1,781)
Total other expense	(7,993)	(5,334)	(27,870)	(15,054)
Loss before provision for income taxes	(20,504)	(10,125)	(52,176)	(20,648)
Benefit from (provision for) income taxes	639	11,927	6,805	9,809
Net loss	$(19,865)	$1,802	$(45,371)	$(10,839)
Net income (loss) per common share:
Basic	$(0.80)	$0.09	$(1.96)	$(0.54)
Weighted average common shares outstanding:
Basic	24,726,132	20,191,390	23,099,549	19,985,528

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$175,024	$16,738
Accounts receivable, net of allowance	50,938	40,841
Deferred commissions, current	3,059	2,633
Unbilled receivables	5,111	3,694
Prepaid and other	5,121	3,382
Total current assets	239,253	67,288
Canadian tax credits receivable	5,052	1,573
Property and equipment, net	3,917	2,827
Operating lease right-of-use asset	8,056	—
Intangible assets, net	282,727	179,572
Goodwill	346,134	225,322
Deferred commissions, noncurrent	8,763	6,292
Other assets	4,165	324
Total assets	$898,067	$483,198
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,904	$3,494
Accrued compensation	11,559	6,581
Accrued expenses and other current liabilities	15,717	16,666
Deferred revenue	76,558	57,626
Due to sellers	14,276	17,267
Operating lease liabilities, current	2,533	—
Current maturities of notes payable	3,193	6,015
Total current liabilities	129,740	107,649
Notes payable, less current maturities	521,881	273,713
Deferred revenue, noncurrent	496	578
Operating lease liabilities, noncurrent	5,862	—
Noncurrent deferred tax liability, net	26,551	13,311
Other long-term liabilities	676	640
Total liabilities	685,206	395,891
Stockholders’ equity:
Common stock	3	2
Additional paid-in capital	345,127	180,481
Accumulated other comprehensive loss	(1,223)	(7,501)
Accumulated deficit	(131,046)	(85,675)
Total stockholders’ equity	212,861	87,307
Total liabilities and stockholders’ equity	$898,067	$483,198

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2019	2018
	(unaudited)
Operating activities
Net loss	$(45,371)	$(10,839)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,621	21,347
Deferred income taxes	(9,432)	268
Amortization of deferred costs	3,476	2,367
Foreign currency re-measurement loss	58	305
Non-cash interest and other expense	1,398	874
Non-cash stock compensation expense	25,754	14,130
Non-cash loss on divestiture of assets	1,988	—
Non-cash loss on debt extinguishment	2,317	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	3,160	(5,212)
Prepaids and other	(5,532)	(2,798)
Accounts payable	(73)	(3,399)
Accrued expenses and other liabilities	(4,153)	(17,615)
Deferred revenue	3,865	7,919
Net cash provided by operating activities	12,076	7,347
Investing activities
Purchase of property and equipment	(1,040)	(935)
Purchase of customer relationships	(696)	—
Purchase business combinations, net of cash acquired	(216,025)	(160,751)
Net cash used in investing activities	(217,761)	(161,686)
Financing activities
Payments on finance leases	(529)	(1,136)
Proceeds from notes payable, net of issuance costs	625,666	172,397
Payments on notes payable	(383,568)	(4,689)
Taxes paid related to net share settlement of equity awards	(12,659)	(9,400)
Issuance of common stock, net of issuance costs	151,551	807
Additional consideration paid to sellers of businesses	(16,693)	(8,056)
Net cash provided by financing activities	363,768	149,923
Effect of exchange rate fluctuations on cash	203	(1,172)
Change in cash and cash equivalents	158,286	(5,588)
Cash and cash equivalents, beginning of period	16,738	22,326
Cash and cash equivalents, end of period	$175,024	$16,738
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$23,862	$12,429
Cash paid for taxes	$3,557	$3,348
Sales commissions paid, net of amortization of deferred commissions	$5,119	$2,408
Noncash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$16,108	$17,713
Equipment acquired pursuant to financing lease obligations	$44	$—

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA:
Net loss	$(19,865)	$1,802	$(45,371)	$(10,839)
Add:
Depreciation and amortization expense	10,899	6,743	34,621	21,347
Interest expense, net	6,434	4,518	22,313	13,273
Other expense (income), net	1,559	816	3,240	1,781
Loss on debt extinguishment	—	—	2,317	—
Provision for income taxes	(639)	(11,927)	(6,805)	(9,809)
Stock-based compensation expense	7,038	3,750	25,754	14,130
Acquisition-related expense	15,213	9,989	39,657	18,728
Purchase accounting deferred revenue discount	4,336	1,024	6,794	4,494
Adjusted EBITDA	$24,975	$16,715	$82,520	$53,105

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(19,865)	$1,802	$(45,371)	$(10,839)
Add:
Net income (loss) from discontinued operations	—	—	—	—
Stock-based compensation expense	7,038	3,750	25,754	14,130
Amortization of purchased intangibles	10,342	6,151	32,395	19,096
Amortization of debt discount	421	258	1,400	874
Non-cash loss on divestiture of assets	1,988	—	1,988	—
Acquisition-related expense	15,213	9,989	39,657	18,728
Loss on debt extinguishment	—	—	2,317	—
Purchase accounting deferred revenue discount	4,336	1,024	6,794	4,494
Provision for Income Tax - nonrecurring	—	(10,100)	—	(10,100)
Tax effect of adjustments above	(2,409)	(545)	(6,213)	(723)
Non-GAAP net income	$17,064	$12,329	$58,721	$35,660

Weighted average ordinary shares outstanding, basic	24,726,132	20,191,390	23,099,549	19,985,528
Weighted average ordinary shares outstanding, diluted	25,465,083	21,099,723	23,906,301	20,975,713
Non-GAAP earnings per share, basic	$0.69	$0.61	$2.54	$1.78
Non-GAAP earnings per share, diluted	$0.67	$0.58	$2.46	$1.70

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Stock-based compensation:
Cost of revenue	$237	$190	$1,000	$654
Research and development	673	380	2,310	1,250
Sales and marketing	531	165	1,543	533
General and administrative	5,597	3,015	20,901	11,693
Total	$7,038	$3,750	$25,754	$14,130

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Depreciation:
Cost of revenue	$118	$376	$834	$1,644
Operating expense	439	216	1,392	607
Total	$557	$592	$2,226	$2,251

Amortization:
Cost of revenue	$2,325	$1,684	$7,903	$5,431
Operating expense	8,017	4,467	24,492	13,665
Total	$10,342	$6,151	$32,395	$19,096